Exhibit (d)(1)


                          INVESTMENT ADVISORY CONTRACT

                               AB BOND FUND, INC.
                          1345 Avenue of the Americas
                            New York, New York 10105

                              July 22, 1992, as amended December 29, 1992,
                              July 1, 1999, September 7, 2004, June 14, 2006,
                              December 16, 2009, February 4, 2010, December 7, 2011, May 1, 2013, December 11, 2013, May 7,
                              2014, July 15, 2014, April 22, 2016, January 1,
                              2017, January 29, 2017, June 28, 2017, August 4,
                              2017, January 30, 2018, February 26, 2018 and
                              November 15, 2018.


AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

           We herewith confirm our agreement with you as follows:

           1. We are an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We are currently authorized to issue eleven portfolios of shares and our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (Portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the Prospectuses and the Statements of Additional Information constituting parts of the Registration Statement filed on our behalf under the Securities Act of 1933 and the Act. We are engaged in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any representations made in our Prospectuses and Statements of Additional Information, all in such manner and to such extent as may from time to time be authorized by our Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

           2. (a) We hereby employ you to manage the investment and reinvestment of the assets in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

              (b) You will make decisions with respect to all purchases and sales of securities in each of our Portfolios. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in securities in each of our Portfolios you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

              (c) You will report to our Directors at each meeting thereof all changes in each Portfolio since the prior report, and will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to securities in each of our Portfolios as you may believe appropriate or as we reasonably may request. In making such purchases and sales of securities in any of our Portfolios, you will bear in mind the policies set from time to time by our Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Securities Act of 1933 and the Act, the limitations in the Act and of the Internal Revenue Code in respect of regulated investment companies and the investment objective, policies and restrictions for each of our Portfolios.

              (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement and at our request you will provide to us persons satisfactory to our Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of securities in each of our Portfolios shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates (other than us) shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-l under the Act and the costs of printing our prospectuses and other reports to shareholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities).

           3. It is further agreed that you will reimburse us for that portion of the ordinary operating expenses of each of our Portfolios (except interest, taxes, brokerage, distribution service fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act and extraordinary expenses, all to the extent permitted by applicable state law and regulation) (collectively, "Excludable Expenses") incurred by us which exceeds, as to a Portfolio, the limits applicable to such Portfolio under the laws or regulations of any state in which our shares of such Portfolio are qualified for sale for the prior fiscal year.

           We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses including: (a) payment of the fees payable to you under paragraph (5) hereof; (b) custody, transfer, and dividend disbursing expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses;
(e) clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above;
(g) costs of printing our prospectuses and shareholder reports; (h) cost of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; U) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and (1) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

           4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

           5. (a) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to the AB Intermediate Bond Portfolio a fee of 1/12 of 0.45 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.40 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio's average net assets,1/12 of 0.35 of 1.00% of the excess over $5 billion up to $8 billion of the Portfolio's average net assets and 1/12 of 0.30 of 1.00% of the excess over $8 billion of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (b) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB Bond Inflation Strategy a fee of 1/12 of 0.50 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.45 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio's average net assets and 1/12 of 0.40 of 1.00% of the excess over $5 billion of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (c) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB Municipal Bond Inflation Strategy a fee of 1/12 of 0.50 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.45 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio's average net assets and 1/12 of 0.40 of 1.00% of the excess over $5 billion of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (d) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB All Market Real Return Portfolio a fee of 1/12 of .75 of 1.00% of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (e) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB Limited Duration High Income Portfolio a fee of 1/12 of 0.55 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/12 of 0.50 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio's average net assets and 1/12 of 0.45 of 1.00% of the excess over $5 billion of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (f) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB Government Reserves Portfolio a fee of 1/12 of 0.20 of 1.00% of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (g) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB Tax-Aware Fixed Income Portfolio a fee of 0.45 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 0.40 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolio's average net assets and 0.35 of 1.00% of the excess over $5 billion of 1.00% of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (h) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our Credit Long/Short Portfolio a fee of 1/12 of 0.85 of 1.00% of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (i) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB Income Fund, a fee of 1/12 of
0.45 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, 1/l2 of 0.40 of 1.00% of the excess over $2.5 billion up to $5.0 billion of the Portfolio's average net assets, and 1/12 of 0.35 of 1.00% of the excess over $5.0 billion of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (j) In consideration of the foregoing, we will pay you with respect to our AB FlexFee International Bond Portfolio and AB FlexFee High Yield Portfolio (each, a "Performance Fee Fund"), a fee as described in Schedule A to this agreement. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

              (k) In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our AB Short Duration Income Portfolio, a fee of 1/12 of 0.35 of 1.00% of the first $2.5 billion of the Portfolio's average net assets, and 1/l2 of 0.30 of 1.00% of the excess over $2.5 billion of the Portfolio's average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.

            6. This agreement (i) shall become effective on July 1, 1999 and shall remain in effect until January 30, 2019 in the case of the AB Intermediate Bond Portfolio, (ii) shall become effective on January 26, 2010 and shall remain in effect until January 26, 2012 in the case of the AB Bond Inflation Strategy and the AB Municipal Bond Inflation Strategy, (iii) shall become effective on May 8, 2010 and shall remain in effect until May 8, 2012 in the case of the AB All Market Real Return Portfolio, (iv) shall become effective on December 7, 2011 and shall remain in effect until December 7, 2013 in the case of the AB Limited Duration High Income Portfolio, (v) shall become effective on May 1, 2013 and shall remain in effect until May 1, 2015 in the case of the Government Reserves Portfolio, (vi) shall become effective on December 11, 2013 and shall remain in effect until December 11, 2015 in the case of the AB Tax-Aware Fixed Income Portfolio, (vii) shall become effective on May 7, 2014 and shall remain in effect until May 7, 2016 in the case of the Credit Long/Short Portfolio,
(viii) shall become effective on February 26, 2018 and shall remain in effect until December 31, 2019 in the case of the AB FlexFee High Yield Portfolio, (ix) shall become effective on April 22, 2016 and shall remain in effect until April 22, 2018 in the case of the AB Income Fund, (x) shall become effective on June 28, 2017 and shall remain in effect until June 28, 2019 in the case of the AB FlexFee International Bond Portfolio, (xi) shall become effective on November 15, 2018 and shall remain in effect until November 15, 2020 in the case of the AB Short Duration Income Portfolio, and (xii) shall continue in effect thereafter with respect to each Portfolio so long as its continuance is specifically approved at least annually by our Directors or by majority vote of the holders of our outstanding voting securities (as so defined) of such Portfolio, and, in either case, by a majority of our Directors who are not parties to this agreement or interested persons, as defined in the Act, of any such party (other than as Directors of the Fund) provided further, however, that if the continuation of this agreement is not approved as to a Portfolio, you may continue to render to such Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such Portfolio, or by a vote of a majority of our Directors on 60 days' written notice to you, or by you with respect to any Portfolio on 60 days' written notice to us.

           7. This agreement may not be transferred, assigned, sold or in any matter hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

           8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the directors of AllianceBernstein Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

              (b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

           If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                            Very truly yours,

                                            AB Bond Fund, Inc.


                                            By: /s/Eric C. Freed
\                                               ---------------------
                                                 Name: Eric C. Freed
                                                 Title:  Assistant Secretary


Agreed to and accepted July 22, 1992, as amended December 29, 1992, July 1, 1999, September 7, 2004, June 14, 2006, December 16, 2009, February 4, 2010,
December  7,  2011,  May 1, 2013, December 11, 2013, May 7, 2014, July 15, 2014,
April  22,  2016,  January  1.  2017, January 29, 2017, June 28, 2017, August 4,
2017, January 30, 2018, February 26, 2018 and November 15, 2018.

AllianceBernstein L.P.

By:  /s/Emilie D. Wrapp
     ------------------
      Name:  Emilie D. Wrapp
      Title:  Assistant Secretary

                                   SCHEDULE A

                  to the Investment Advisory Contract between

                               AB BOND FUND, INC.
                                      and
                             ALLIANCEBERNSTEIN L.P.

General. In consideration of the services described in the agreement, we will pay you, in the case of AB FlexFee International Bond Portfolio (the "Performance Fee Fund"), a fee ("Management Fee") that will be composed of a Base Fee (defined below) and a Performance Adjustment (defined below) to the Base Fee based upon the investment performance of the Advisor Class shares of the Performance Fee Fund ("Measuring Class") in relation to the investment record of a securities index determined by our Directors to be appropriate ("Index") over the same performance period.

Base Fee. The base fee is calculated and accrued daily, at an annualized percentage rate of the Performance Fee Fund's average daily net assets ("Base Fee") as set forth below.


--------------------------------------------------------------------------------
Performance Fee Fund                                Base Fee
--------------------------------------------------------------------------------
AB FlexFee International Bond Portfolio             0.40 %
--------------------------------------------------------------------------------
AB FlexFee High Yield Portfolio                     0.40 %
--------------------------------------------------------------------------------

Performance Adjustment. Your compensation is increased or decreased from the Base Fee by a performance adjustment ("Performance Adjustment") that depends on whether, and to what extent, the investment performance of the Measuring Class exceeds, or is exceeded by, Index Hurdle(as set forth below) over the Performance Period (as defined below).

--------------------------------------------------------------------------------
Performance Fee Fund                                Index Hurdle
--------------------------------------------------------------------------------
AB FlexFee International Bond Portfolio             Bloomberg Barclays Global
                                                    Aggregate (USD Hedged) Index
                                                    plus 0.70% (70 basis points)
--------------------------------------------------------------------------------
AB FlexFee High Yield Portfolio                     Markit iBoxx USD Liquid High
                                                    Yield Index plus 0.75% (75
                                                    basis points )
--------------------------------------------------------------------------------

AB FlexFee International Bond Portfolio

The Performance Adjustment is calculated and accrued daily, according to a schedule that adds or subtracts 0.00429% (0.429 basis points) of the Performance Fee Fund's average daily net assets for each 0.01% (1 basis point) of absolute performance by which the performance of the Measuring Class exceeds or lags the Index Hurdle for the period from the beginning of the Performance Period through the prior business day or, if the performance of the beginning of the Index is made available to the Performance Fee Fund on a daily basis at a time sufficient to permit the calculation of the Performance Adjustment on a current-day basis while maintaining the Performance Fee Fund's ability to meet applicable deadline for publishing its daily net asset value ("NAV") per share, within a reasonable time after the commencement of such availability through the current business day. The maximum Performance Adjustment (positive or negative) will not exceed an annualized rate of+/- 0.30% (30 basis points) of the Performance Fee Fund's average daily net assets, which would occur when the performance of the Measuring Class exceeds, or is exceeded by, the performance of the Index by 1.40% percentage points (140) basis points) for the Performance Period.

AB FlexFee High Yield Portfolio

The Performance Adjustment is calculated and accrued daily, according to a schedule that adds or subtracts 4/15 of a basis point (0.002667%) of the Performance Fee Fund's average daily net assets for each 0.01% (1 basis point) of absolute performance by which the performance of the Measuring Class exceeds or lags the Index Hurdle for the period from the beginning of the Performance Period through the current business day. The maximum Performance Adjustment (positive or negative) will not exceed an annualized rate of+/- 0.20% (20 basis points) of the Performance Fee Fund's average daily net assets, which would occur when the performance of the Measuring Class exceeds, or is exceeded by, the Index Hurdle by 0.75% (75 basis points) or more for the Performance Period.

All Performance Fee Funds

For purposes of calculating the Performance Adjustment, the investment performance of the Measuring Class will be the sum of:

     1) the change in the Class' net asset value ("NAV") per share during the Performance Period; plus

     2) the value of the Class' cash distributions per share accumulated to the end of the Performance Period; plus

     3) the value of capital gains taxes per share paid or payable on undistributed realized long- term capital gains accumulated to the end of the Performance Period; expressed as a percentage of the Class' NAV per share at the beginning of the Performance Period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the Class at the NAV per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

The investment record of the Index will be the sum of:

     1)    the change in the level of the Index during the Performance Period;
           plus

     2) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period; expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the Index at least as frequently as the end of each calendar quarter following the payment of the dividend.

Notwithstanding any other provision in this Schedule A, any calculations of the investment performance of the Measuring Class and the investment performance of the Performance Fee Fund's Index will be made in accordance with the Investment Advisers Act of 1940, as amended, and any applicable rules thereunder.

Performance Period.

AB FlexFee International Bond Portfolio. The period over which performance is measured ("Performance Period") is initially from June 28, 2017 to December 31, 2018 and thereafter each 12-month period beginning on the first business day in the month of January through December 31 of the same year.

AB FlexFee High Yield Portfolio. The period over which performance is measured ("Performance Period") is initially from February 26, 2018 to December 31, 2019 and thereafter each 12-month period beginning on the first business day in the month of January through December 31 of the same year.

Payment of Fees.

AB FlexFee International Bond Portfolio. With respect to the Performance Fee Fund, we will pay you, on a monthly basis, the minimum fee rate of 0.10% on an annualized basis (Base Fee minus the maximum Performance Adjustment) applied to the average daily net assets of the Performance Fee Fund for the month. At the end of the Performance Period, we will pay you the total Management Fee for the Performance Period, less the amount of any minimum fees paid during the Performance Period.

AB FlexFee High Yield Portfolio. With respect to the Performance Fee Fund, we will pay you, on a monthly basis, the minimum fee rate of 0.20% on an annualized basis (Base Fee minus the maximum Performance Adjustment) applied to the average daily net assets of the Performance Fee Fund for the month. At the end of the Performance Period, we will pay you the total Management Fee for the Performance Period, less the amount of any minimum fees paid during the Performance Period.

Index. The Performance Fee Fund's Index is set forth in the chart above under the column "Index Hurdle". If our Directors determine that another appropriate Index should be substituted as the Index, they may determine to use such other appropriate Index for purposes of the Performance Adjustment (the "Replacement Index") without shareholder approval, unless shareholder approval of the change is otherwise required by applicable law. Any Replacement Index will be applied prospectively to determine the amount of the Performance Adjustment. The Index will continue to be used to determine the amount of the Performance Adjustment for that part of the Performance Period prior to the effective date of the Replacement Index.

Measuring Class. The Measuring Class of shares of the Performance Fee Fund initially is the Advisor Class shares of the Performance Fee Fund. If our Directors determine that a different class of shares of the Performance Fee Fund is the most appropriate for use in calculating the Performance Adjustment, they may change the class of shares used as the Measuring Class without shareholder approval, unless shareholder approval of such change is otherwise required by applicable law. If a different class of shares (the "Replacement Measuring Class") is substituted in calculating the Performance Adjustment, the use of the Replacement Measuring Class of shares for purposes of calculating the Performance Adjustment may apply to the entire Performance Period so long as the Replacement Measuring Class was outstanding at the beginning of such period. If the Replacement Measuring Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which the Replacement Measuring Class was outstanding, and any previous portion of the Performance Period will be calculated using the Measuring Class.